Exhibit 10.3

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is made as of January 29, 2024 (the “Effective Date”), by and between Tectonic Therapeutic, Inc., a Delaware corporation (the “Company”) and each of the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined herein) and/or Rule 506 of Regulation D promulgated thereunder;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company shares of Common Stock, par value $0.0001 (the “Common Stock”) at a purchase price equal to $12.39908 per share, each in accordance with the terms and provisions of this Agreement, or an aggregate purchase price of $96,599,856.12 (the “Offering Amount”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Purchase and Sale of Common Stock.

1.1 Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing (the “Closing,” and the date of the Closing, the “Closing Date”) to occur immediately prior to the Effective Time (as such term is defined in that certain Agreement and Plan of Merger and Reorganization by and among the Company, Alpine Merger Subsidiary, Inc. and AVROBIO, Inc. (“Aspen”), dated as of the date hereof (the “Merger Agreement”)), that number of shares of Common Stock as indicated opposite such Purchaser’s name on the Schedule of Purchasers on Exhibit A hereto under the heading “ Purchased Shares” (collectively, the “Shares”) for the Total Purchase Price indicated opposite such Purchaser’s name on the Schedule of Purchasers on Exhibit A hereto (the “Applicable Purchase Price”).

1.2 Upon not less than three (3) business days’ written notice from (or on behalf of) the Company to each Purchaser (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Merger to be satisfied, each Purchaser shall deliver the Applicable Purchase Price to the Company at least two (2) business day prior to the Closing Date as specified in the Closing Notice, to be held in escrow until the Closing, by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Closing Date, the Company shall issue the Shares to each Purchaser and subsequently cause the number of Shares to be purchased by such Purchaser at the Closing as set forth in Exhibit A attached to this Agreement to be registered in book-entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) in the name of such Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) on the Company’s share register, which book-entry records shall contain substantially the legends set forth in Section 3.5. Notwithstanding the foregoing and as may be agreed to between the Company and one or more Purchasers, the preceding two sentences shall be replaced with the following: Upon not less than three (3) business days’ written notice from (or on behalf of) the Company to each Purchaser (the “Closing Notice”)

that the Company reasonably expects all conditions to the closing of the Merger to be satisfied, on the Closing Date, (i) each Purchaser shall deliver to the Company, as promptly as possible following receipt of satisfactory evidence, in the form mutually agreed by the Company and each Purchaser, of the issuance of the Shares as set forth in and subject to the following clause (ii), its Applicable Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice (which account shall not be an escrow account) and (ii) promptly after Closing and upon receipt of such Applicable Purchase Price, the Company shall issue the Shares to each Purchaser and subsequently the number of Shares to be purchased by such Purchaser at the Closing as set forth in Exhibit A attached to this Agreement shall be registered in book-entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) in the name of such Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) on the Company’s share register, which book-entry records shall contain substantially the legends set forth in Section 3.5, and the Company shall provide each Purchaser with evidence of the issuance of such Shares from the Company’s transfer agent in form reasonably acceptable to such Purchaser. Following the Closing, upon request of a Purchaser, the Company shall provide, or cause the transfer agent for the Shares to provide, a copy of the book-entry statement evidencing the Shares purchased by the Purchaser. For purposes of this Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, each Purchaser shall deliver to the Company a duly completed and executed IRS Form W-9 or appropriate Form W-8. Upon request by a Purchaser, the Company will provide a completed Form W-9 concurrent with, or prior to, the delivery of the Closing Notice. In the event the Closing Date does not occur within one (1) business day after the expected Closing Date specified in the Closing Notice, the Company shall promptly (but not later than one (1) business day thereafter) return the Applicable Purchase Price to each Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by each Purchaser, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 6.16 hereof, such return of funds shall not terminate this Agreement or relieve each Purchaser of its obligation to purchase the Shares at the Closing.

1.3 At or prior to the Closing Date, the Registration Statement (as defined in the Merger Agreement) will register the issuance of shares of Aspen Common Stock (as defined in the Merger Agreement) issued in exchange for the Shares upon the closing of the Merger (as defined in the Merger Agreement) and the Aspen Common Stock issued in respect of the Shares will be freely tradable by each Purchaser upon issuance, subject to any restrictions under applicable securities laws. Notwithstanding anything to the contrary included in this Agreement and the Merger Agreement, to the extent that the Staff of the U.S. Securities and Exchange Commission (the “SEC”) does not permit the Shares to be registered on Form S-4, or for any other reason the Shares are not then included on the Registration Statement, then the Company shall as promptly as practicable, cause Aspen to register the Shares as provided in and further described in Section 6.2 hereof and Exhibit C hereto.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Board” means the Board of Directors of the Company.

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(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(e) “Investors’ Rights Agreement” means the Investors’ Rights Agreement among the Company and certain other stockholders of the Company dated as of March 31, 2021.

(f) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the Knowledge Parties’ actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of the individual’s duties in the ordinary course. Additionally, for purposes of Section 2.8, the Company shall be deemed to have “knowledge” of a patent right only if the Company has actual knowledge of the patent right.

(g) “Knowledge Parties” means the Officers.

(h) “Material Adverse Effect” means any effect, change, event, circumstance, or development that, considered together with all other effects, changes, events, circumstances, or developments that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its subsidiaries, taken as a whole; provided, however, that effects, changes, events, circumstances, or developments arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) the announcement of the Merger Agreement or the pendency of the transactions contemplated hereunder, (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of this Agreement or the Merger Agreement, (c) any natural disaster, calamity or epidemics, pandemics (including COVID-19 and any precautionary or emergency measures, recommendations, protocols or orders taken or issued by any person in response to COVID-19) or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (d) any change in GAAP (as defined below) or applicable law or the interpretation thereof, (e) any change in the cash position of the Company and its subsidiaries which results from operations in the ordinary course of business, or (f) general economic or political conditions or conditions generally affecting the industries in which the Company and its subsidiaries operate; except in each case with respect to clauses (c), (d) and (f), to the extent disproportionately affecting the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its subsidiaries operate.

(i) “New Purchaser” means each of the Purchasers who are party to this Agreement and who, together with their Affiliates, are not existing stockholders in the Company as of immediately prior to the date hereof.

(j) “Officer” means the Chief Executive Officer, President, Chief Operating Officer, and any other person who has a policy making function and reports directly to the Board of Directors or the Chief Executive Officer.

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(k) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l) “Purchaser” means each of the Purchasers who are party to this Agreement.

(m) “Restated Certificate” means the Company’s existing amended and restated certificate of incorporation, as amended prior to Closing to increase the number of authorized shares of the Company’s Common Stock to effect the Company Convertible Notes Conversion and the Company Preferred Stock Conversion (each as defined in the Merger Agreement).

(n) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o) “Voting Agreement” means the Voting Agreement among the Company and certain other stockholders of the Company dated as of March 31, 2021.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) As of the date hereof, the authorized capital of the Company consists of:

(i) 11,947,558 shares of Common Stock, 2,634,714 shares of which are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(ii) 6,825,483 shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which (A) 4,118,120 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding as of the date hereof, (B) 1,649,188 shares have been designated Series A-2 Preferred Stock, all of which are issued and outstanding as of the date hereof, (C) 696,516 shares have been designated Series A-3 Preferred Stock, all of which are issued and outstanding as of the date hereof, and (D) 361,659 shares have been designated Series A-4 Preferred Stock, all of which are issued and outstanding as of the date hereof. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law. The Company holds no Preferred Stock in its treasury.

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(b) The Company has reserved 1,991,264 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2019 Equity Incentive Plan duly adopted by the Board and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, 113,598 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of stock options, 1,830,965 options to purchase shares have been granted and are currently outstanding, and 46,701 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c) Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company as of the date hereof including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (i) the conversion privileges of the Shares to be issued under this Agreement, (ii) the rights provided in Section 4 of the Investors’ Rights Agreement, (iii) the Simple Agreements for Future Equity, each of which will be converted pursuant to the terms of the Merger Agreement into Common Stock at the same price per share at which the Common Stock is sold pursuant to this Agreement, which conversion shall take place immediately following the Company Preferred Stock Conversion and immediately prior to the Concurrent Investment (as defined in the Merger Agreement) and at the Specified Time (as defined in the Merger Agreement) and (iv) the securities and rights described in Sections 2.2(a)(ii) and 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of Common Stock and all shares of Common Stock underlying outstanding options are subject to (1) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (2) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the SEC under the Securities Act.

(d) Except as set forth in Section 2.2(c) of the Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

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2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into this Agreement and to issue the Shares at the Closing has been taken or will be taken prior to the Closing. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5 Valid Issuance of Shares.

(a) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6, the Shares will be issued in compliance with all applicable federal and state securities laws, and the issuance of the Shares will be exempt from registration under the Securities Act.

(b) No “bad actor” disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of an amendment to the Restated Certificate to increase the authorized number of shares of Common Stock of the Company as may be necessary in order to sell and issue the Shares pursuant to this Agreement, which shall be filed prior to the Closing Date (the “Amendment to Restated Certificate”), and (ii) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (a) against the Company or any officer or director of the Company arising out of their employment or board relationship with the Company; (b) that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated by this Agreement; or (c) that would

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reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b) To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(c) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(d) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(e) Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants.

(f) Section 2.8(f) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, material unregistered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

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(g) The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company with respect to Company Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property.

(h) No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (e) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company (other than commercially available, off the shelf software licensed to the Company or non-exclusive licenses entered into by the Company in the ordinary course of business), (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters or employment agreements and Confidential Information Agreements (as defined below), (ii) standard director and officer indemnification agreements approved by the Board, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of Common Stock, in each instance, approved in the written minutes of the Board (previously made available to the Purchasers or their respective counsel), and (iv) this Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its Officers, directors or consultants, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement or in Section 6.2 below, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

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2.14 Financial Statements. The Company has made available to each Purchaser its audited financial statements as of December 31, 2022 and for the fiscal years ended December 31, 2022 and 2021, its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2023 (the “Balance Sheet Date”) and for the nine-month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15 Changes. Since the Balance Sheet Date through the date hereof, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any Officer of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16 Employee Matters.

(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) To the Company’s knowledge, no Officer intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an Officer. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c)(i) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c)(ii) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

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(d) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Board.

(e) Each former officer whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f) Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(h) To the Company’s knowledge, none of the officers or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company that have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company that are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, which, to the Company’s knowledge, is sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

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2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers or their respective counsel (the “Confidential Information Agreements”). No current or former officer has excluded works or inventions from his or her assignment of inventions pursuant to such officer’s Confidential Information Agreement. Each current and former officer has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to the Purchasers or their respective counsel. The Company is not aware that any of its officers is in violation of any agreement described in this Section 2.19.

2.20 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21 Corporate Documents. The Restated Certificate and Bylaws of the Company as of the date of this Agreement are in the form made available to the Purchasers or their respective counsel. The copy of the minute books of the Company made available to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

2.22 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

For purposes of this Section 2.22, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.23 Foreign Corrupt Practices Act. Neither the Company nor any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor

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any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

2.24 Data Privacy. In connection with its collection, storage, transfer, use and/or disclosure of any information from any identifiable individuals including, without limitation, all information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of the Company, the Company is and has been, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies, and the requirements of any contract to which the Company is a party and with all industry standards to which the Company is bound or to which the Company has represented itself to comply (collectively, “Privacy Requirements”). The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information collected, stored, transferred, used, maintained or controlled by or on behalf of the Company from and against unlawful or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company is and has been, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. The Company has not transferred or sold the Personal Information to any third party and there are no outstanding agreements or arrangements that the Company is bound by, with any third party, for the sale, transfer, access, license, encumbrance or creation of any right over the Personal Information. There has been no occurrence of unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that Privacy Requirements or any unauthorized access to or disclosure of the Company’s confidential information or trade secrets that reasonably would be expected to result in a Material Adverse Effect.

2.25 Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been furnished or made available to the Purchasers are accurate and complete. The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

2.26 Investment Company; Shell Company. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended. The Company is not as of the date hereof, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

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2.27 Disclosure. The Company has made available to the Purchasers or their respective counsel all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.28 Private Placement. Neither the Company nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the Securities Act of the Shares being sold pursuant to this Agreement, including any form of general solicitation or general advertising.

2.29 No Integrated Offering. None of the Company, its subsidiaries nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

2.30 Information Provided. The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement, or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the 1933 Act or Rule 14a-12 under the 1934 Act (each a “Regulation M-A Filing”), shall not, at the time the Registration Statement or any such Regulation M-A Filing is filed with the SEC, at any time it is amended or supplemented or at the time the Registration Statement is declared effective by the SEC, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information to be supplied by or on behalf of the Company for inclusion in the Registration Statement to be sent to the stockholders of Aspen in connection with the meeting of Aspen’s stockholders (the “Public Company Meeting”), shall not, on the date the proxy statement/prospectus included in the Registration Statement is first mailed to stockholders of Aspen, at the time of the Public Company Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Registration Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading.

2.31 Brokers. Other than the Placement Agents (as defined below), there is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

2.32 Authorization of Merger Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and the Merger Agreement. The Board has (i) determined that the transactions contemplated under the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable

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the Merger Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that the stockholders of the Company vote to adopt the Merger Agreement and thereby approve the transactions contemplated thereunder. The Merger Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions (as defined in the Merger Agreement).

2.33 Additional Representations and Warranties. The Company’s representations and warranties set forth in the Merger Agreement in Sections 3.7(b), 3.7(d), 3.8, 3.9, 3.14(a), 3.16(c) and 3.24 are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Company Disclosure Schedule (as defined in the Merger Agreement). As of the Effective Date, to the Company’s knowledge, the representations and warranties of Aspen in the Merger Agreement are true and correct, as qualified therein and by the disclosure schedules to the Merger Agreement.

2.34 No Additional Agreements. The Company does not have any agreement with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Restricted Securities. The Purchaser understands that, until the Shares have been registered on an effective registration statement or have been transferred pursuant to an exemption from registration under the Securities Act, the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold (i) pursuant to an effective registration statement or (ii) pursuant to an exemption from registration under the Securities Act.

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3.5 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

(a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b) Any legend set forth in, or required by, the Restated Certificate or Bylaws.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.6 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

3.7 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.8 CFIUS Foreign Person Status. Purchaser is not a “foreign person” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

3.9 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. The purchase of the Shares by the Purchaser has not been solicited by or through anyone other than the Company or, on the Company’s behalf, Leerink Partners LLC and Cowen and Company, LLC (each, a “Placement Agent” and together, the “Placement Agents”), who have been engaged as placement agents for the offering of the Shares.

3.10 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Shares, and has so evaluated the merits and the risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of its investment in the Shares without economic hardship, if such a loss should occur.

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3.11 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.12 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.13 “Bad Actor” Matters. If Purchaser is a Company Covered Person, Purchaser hereby represents that no Disqualification Event is applicable to Purchaser or, to Purchaser’s knowledge, any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Purchaser or, to Purchaser’s knowledge, any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 3.13, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

3.14 Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser solely as to itself:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the date made, except as set forth on the Disclosure Schedule and except for those representation and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date). As of the Closing Date, (a) the representations and warranties of the Company contained in Sections 2.1, 2.4 and 2.5 shall be true and correct in all respects as of the date made, except, in each case, (i) as set forth on the Disclosure Schedule and (ii) for those representation and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date), (b) the representations and warranties of the Company contained in Section 2.2 shall be true and correct in all respects as of the date made, except, (i) as set forth on the Disclosure Schedule, (ii) for such inaccuracies which are de minimis, individually or in the aggregate, and (iii) for those representation and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (c) the representations and warranties of the Company contained in Section 2 (other than Sections 2.1, 2.2, 2.4 and 2.5) shall be true and correct in all respects as of the date made except, in each case, (i) as set forth on the Disclosure Schedule, (ii) where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (without giving effect to any references therein to any Material Adverse Effect or other materiality qualifications) and (iii) for those representation and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date).

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4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.10 and 4.11 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5 Amendment to Restated Certificate. The Company shall have filed the Amendment to Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.6 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Certificate of Incorporation and Bylaws of the Company in effect at the Closing, (ii) resolutions of the Board approving this Agreement and the transactions contemplated under this Agreement, (iii) resolutions of the Board approving the Merger Agreement and the transactions contemplated thereby, and (iv) resolutions of the stockholders of the Company approving the Amendment to Restated Certificate.

4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.8 The Merger.

(a) Each of the conditions precedent to the obligation of the Company to effect the Merger shall have been satisfied or waived and the Merger remains anticipated to be consummated substantially simultaneously with the Closing if the Closing were to occur.

(b) Subject to Section 4.8(c), the Company shall not amend or waive (or approve an amendment or a waiver requested by Aspen of or fail to contest an action regarding a breach of) any term of the Merger Agreement that would be reasonably expected to materially and adversely affect the Purchasers between the date hereof and the Closing without the consent of the Purchasers having the right to purchase at the Closing, a majority of the Shares to be purchased hereunder (the “Purchaser Majority”); provided, that any change to the definitions of “Company Valuation” or “Company Equity Value” in the Merger Agreement, or a waiver by the Company of the conditions set forth in Sections 9.4 or 9.5 of the Merger Agreement are deemed to materially and adversely affect the Purchasers and require the Requisite Purchaser Consent (as defined below).

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(c) Prior to seeking such consent from the Purchasers, the Company will provide written notice to the Purchasers that such consent is being sought (the “Initial Waiver Notice”). Such Initial Waiver Notice shall identify the nature of the change sought (e.g., whether it is requesting an amendment or a waiver to the Merger Agreement and the party seeking the request), but shall not disclose any material non-public information pertaining to the Company, Aspen or their respective operations. After the Initial Waiver Notice is received, each Purchaser shall have five business days to elect to receive a full request for Purchaser Consent (the “Final Waiver Notice”), such Final Waiver Notice containing the substance of the waiver or amendment being requested and any other relevant information. If a Purchaser elects to receive the Final Waiver Notice, the Final Waiver Notice shall be sent to such consenting Purchaser (an “Informed Purchaser”) and the approval of (i) the Informed Purchasers who have agreed, in the aggregate, to purchase a majority of the Shares that all Informed Purchasers have agreed, in the aggregate, to purchase will be required to approve the requested amendment or waiver and (ii) the Requisite Purchaser Consent with respect to the matters set forth in the proviso to the last sentence of Section 4.8(b). If no Purchaser has elected to receive the Final Waiver Notice after five business days following delivery of the Initial Waiver Notice, then no consent shall be required under this Section 4.8(c).

4.9 Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

4.10 No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

4.11 No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by any court of competent jurisdiction or any governmental authority that enjoins, prevents or prohibits the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

4.12 Nasdaq. The approval of the listing of the additional shares of Aspen Common Stock on The Nasdaq Stock Market shall have been obtained and the shares of Aspen Common Stock to be issued upon conversion of the Shares pursuant to the Merger Agreement shall have been approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market.

4.13 Offering. The Company shall receive at Closing the Offering Amount.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing except for those representation and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date).

5.2 Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

20.

5.4 The Merger. Each of the conditions precedent to the obligation of the Company to effect the Merger shall have been satisfied or waived and the Merger remains anticipated to be consummated substantially simultaneously with the Closing if the Closing were to occur.

6. Miscellaneous.

6.1 Legend Removal. The restrictive legends described in Section 3.5(a) and Section 3.5(b) shall promptly be removed from any shares of Aspen Common Stock included in the Registration Statement in connection with the closing of the Merger and at such point such Aspen Common Stock will be in book-entry form, free and clear of any liens or other restrictions whatsoever and without restrictive legends. If the Shares are not then included on the Registration Statement, then, upon request of a Purchaser, the Company shall remove the restrictive legends described in Section 3.5(a) and Section 3.5(b) (i) following the time that Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) following the time that an effective registration statement covering the resale of such Shares is declared effective. Without limiting the foregoing, within two (2) Business Days’ of the request of the Purchaser, the Company shall promptly cause the legends to be removed from any book-entry statements for such Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Purchaser new book-entry statements representing the Shares that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to such Purchaser’s account. The Company shall bear all costs of such legend removal, including costs of counsel to the Company for any opinions required in connection with such legend removal.

6.2 Registration. To the extent that the staff of the SEC does not permit the Shares to be registered on Form S-4, or for any other reason the Shares are not then included on the Registration Statement, on any day during the period commencing on the Closing Date and ending the earliest of (a) the date as of which the Purchaser may sell its Shares under Rule 144 of the Securities Act (“Rule 144”) without restriction; (b) the third anniversary of the Closing Date; or (c) the date on which the Purchaser shall have sold all of its Shares pursuant to a registration statement, the Company shall cause Aspen to register the resale of the Shares on Form S-3 (or in the event Form S-3 is not available for the registration of the resale of the Shares, the Company shall cause Aspen to (i) register the resale of the Shares on another appropriate form and (ii) undertake to register the Shares on Form S-3 promptly after such form is available), pursuant to the terms set forth in Exhibit C hereto (the “Resale Registration Statement”). In addition, the Company hereby agrees that it shall cause Aspen not to consent to any waiver of the restrictions and obligations under any Lock-Up Agreement (as defined in the Merger Agreement) pursuant to Section (j) of such Lock-Up Agreement prior to the effectiveness of the initial Resale Registration Statement.

6.3 Disclosure of Transactions. The Company shall ensure that Aspen will, by 9:00 a.m. (Eastern Time) on the first business day immediately following the Effective Date (or if this Agreement is executed between midnight and 9:00 a.m., New York City time, on any business day, no later than 9:01 a.m. on the date the Agreement is executed), file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing: (a) all material terms of the transactions contemplated by this Agreement, (b) all material terms of the Merger Agreement, and (c) all material non-public information pertaining to the Company and Aspen and their respective operations, to the extent that such information has been provided or made available to any Purchaser by the Company, Aspen or any of their respective officers, directors, employees or agents, prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, no Purchaser shall be in possession of any material, non-public information pertaining to the Company or Aspen (“MNPI”) received from the Company, Aspen or any of their respective officers, directors, employees or agents that is not disclosed in the Disclosure Document unless specifically agreed in writing by such Purchaser. Upon the issuance of the Disclosure Document, the Company acknowledges and agrees that the Purchasers shall have no obligations under this Agreement or any confidentiality agreements with the Company to refrain from trading in securities of Aspen, except for any lock-up

21.

agreement or support agreement entered into by any Purchaser or an affiliate thereof who was a stockholder of the Company prior to the Effective Date and any obligations under applicable securities laws. Furthermore, for the period between the issuance of the Disclosure Document and the completion of the Closing, the Company shall use its reasonable best efforts not to provide any MNPI to any Purchaser, unless otherwise specifically agreed in writing by such Purchaser, except in the case of MNPI provided to an observer of the Board or member of the Board who is affiliated with any Purchaser or in the case of the Closing Notice referred to in Section 1.2 hereof. The Company shall not, and shall cause its officers, directors, employees and agents and Aspen (and its officers, directors, employees and agents) not to, publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser without the prior written consent (e-mail being sufficient) of such Purchaser (i) in any press release or marketing materials, or (ii) in any filing with the SEC or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, or (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under regulations of any national securities exchange on which Aspen’s securities are listed for trading, and in the case of any disclosure made pursuant to clause (ii), the Company will provide the Purchaser with prior written notice (e-mail being sufficient) of, and an opportunity to, review the applicable portion of such filing.

6.4 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.6 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided no rejection or undeliverable notice has been received, (iii) five days after having been

22.

sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.9. If notice is given to the Company a copy (which copy shall not constitute notice) shall also be sent to Cooley LLP, 500 Boylston St., Boston, MA 02116, Attention: Marc Recht or via email to mrecht@cooley.com.

(b) Consent to Electronic Notice. Each Purchaser consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.10 No Finder’s Fees. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) by reason of an agreement or any other action (or failure to act) by the Company or any of its officers, employees or representatives. All fees owed to the Placement Agents are owed by reason of an agreement of the Company and shall be paid by the Company.

6.11 Amendments and Waivers. Neither this Agreement, nor any provision hereof, may be waived, amended, changed or modified orally or by course of dealing, except by an instrument in writing executed by (a) the Company, (b) the Purchaser Majority and (c) the New Purchasers having the right to purchase at the Closing, a majority of the Shares to be purchased hereunder by such New Purchasers (clauses (b) and (c) together, the “Requisite Purchaser Consent”); provided that no such amendment shall impose or increase any liability or obligation on a Purchaser without the consent of such Purchaser.

6.12 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

23.

6.15 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.16 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and the Requisite Purchaser Consent or (iii) October 31, 2024 (the “Outside Date”). In the event of the termination of this Agreement as provided in the foregoing provisions of this Section 6.16, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 6.16 and the other provisions of Section 6 of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

6.17 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

24.

6.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

6.19 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.20 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, except as otherwise agreed between the Company and a Purchaser, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) the Company gives its informed consent to Cooley LLP’s representation of certain of the Purchasers in such unrelated matters and the Purchasers give their consent to Cooley LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

25.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

TECTONIC THERAPEUTICS, INC.

By:	/s/ Alise Reicin
Name: Alise Reicin
Title: Chief Executive Officer

Address for Notice: Tectonic Therapeutic, Inc. 490 Arsenal Way, Suite 210 Watertown, MA 02472
Email: areicin@tectonictx.com

With a copy to (which shall not constitute notice):

Cooley LLP

500 Boylston St.

Boston, MA 02116

Attention: Marc Recht

Email: mrecht@cooley.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

Fidelity Select Portfolios: Biotechnology Portfolio

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
Email address:
Address:

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
Email address:
Address:

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
Email address:
Address:

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
Email address:
Address:

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
Email address:
Address:

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory
Email address:
Address:

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

TAS PARTNERS, LLC

By:	/s/ Timothy Springer
Name:	Timothy Springer
Title:	Manager
Email address:	***
Address:	36 Woodman Rd.
Newton, MA 02467

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

5AM OPPORTUNITIES II, L.P. By: 5AM Opportunities II (GP), LLC Its: General Partner

By:	/s/ Kush M. Parmar
Name:	Kush M. Parmar
Title:	Managing Member
Email address:	***
Address:	501 Second Street, Suite 350
San Francisco, CA 94107

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

ECOR1 CAPITAL FUND, L.P. By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager
Email address:	***
Address:	357 Tehama Street, Suite 3
San Francisco, CA 94103

ECOR1 CAPITAL FUND QUALIFIED, L.P. By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager
Email address:	***
Address:	357 Tehama Street, Suite 3
San Francisco, CA 94103

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL PARTNERS, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FOUR CROSSINGS INSTITUTIONAL PARTNERS V, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL F5 MASTER I, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Email address:	***
Address:	One Maritime Plaza, Ste. 2100
San Francisco, CA 94111

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

THE STUART PARTNERS, LLC

By:	/s/ Anastasios Parafestas
Name:	Anastasios Parafestas
Title:	Manager of its Managing Member
Email address:	***
Address:	One Joy Street
Boston, MA 02108

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

POLARIS PARTNERS IX, L.P. By: Polaris Partners GP IX, L.P.

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	General Counsel
Email address:	***
Address:	One Marina Park Drive, 8th Floor
Boston, MA 02210

POLARIS FOUNDERS CAPITAL FUND II, L.P. By: Polaris Founders Capital Management Co. II, L.L.C., its general partner

By:	/s/ Harold Friedman
Name:	Harold Friedman
Title:	Vice President
Email address:	***
Address:	One Marina Park Drive, 8th Floor
Boston, MA 02210

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

VIDA VENTURES II, LLC By: VV Manager II LLC Its: Managing Member

By:	/s/ Stefan Vitorovic
Name:	Stefan Vitorovic
Title:	Co-Founder and Managing Director
Email address:	***
Address:	40 Broad St., Suite 201
Boston, MA 02109

VIDA VENTURES II-A, LLC By: VV Manager II LLC Its: Managing Member

By:	/s/ Stefan Vitorovic
Name:	Stefan Vitorovic
Title:	Co-Founder and Managing Director
Email address:	***
Address:	40 Broad St., Suite 201
Boston, MA 02109

Signature Page to Subscription Agreement

The parties have executed this Subscription Agreement as of the date first written above.

PURCHASER:

GC&H INVESTMENTS, L.P.

By:	/s/ Melissa Roque
Name:	Elzbieta Gibbons or Melissa Roque
Title:	Authorized Signatory
Email address:	***
Address:	3 Embarcadero Center, 20th Floor
San Francisco, CA 94111

GC&H INVESTMENTS A5, L.P.

By:	/s/ Melissa Roque
Name:	Elzbieta Gibbons or Melissa Roque
Title:	Authorized Signatory
Email address:	***
Address:	3 Embarcadero Center, 20th Floor
San Francisco, CA 94111

Signature Page to Subscription Agreement

EXHIBITS

Exhibit A – SCHEDULE OF PURCHASERS

Exhibit B – DISCLOSURE SCHEDULE

Exhibit C – REGISTRATION

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Address	Total Purchase Price	Purchased Shares
Fidelity Select Portfolios: Biotechnology Portfolio	*** Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005 BBH.Fidelity.CA.Notifications@BBH.com	$5,000,003.41	403,256
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund	***	$1,689,994.61	136,300
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund	***	$1,474,486.20	118,919
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	***	$5,351,455.33	431,601
Fidelity Growth Company Commingled Pool	***	$9,289,551.93	749,213
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund	***	$2,194,500.78	176,989
TAS Partners, LLC	***	$21,557,362.87	1,738,626
5AM Opportunities II, L.P.	***	$14,999,997.82	1,209,767
EcoR1 Capital Fund, L.P.	***	$751,297.46	60,593

A-1

Purchaser	Address	Total Purchase Price	Purchased Shares
EcoR1 Capital Fund Qualified, L.P.	***	$12,546,108.30	1,011,858
Farallon Capital Partners, L.P.	***	$2,063,988.06	166,463
Farallon Capital Institutional Partners, L.P.	***	$1,552,997.17	125,251
Four Crossings Institutional Partners V, L.P.	***	$344,992.01	27,824
Farallon Capital Institutional Partners II, L.P.	***	$552,998.97	44,600
Farallon Capital Offshore Investors II, L.P.	***	$3,888,996.25	313,652
Farallon Capital F5 Master I, L.P.	***	$1,126,989.58	90,893
Farallon Capital (AM) Investors, L.P.	***	$266,989.39	21,533
Farallon Capital Institutional Partners III, L.P.	***	$201,993.42	16,291
The Stuart Partners, LLC	***	$4,999,991.01	403,255
Polaris Partners IX, L.P.	***	$3,072,603.62	247,809
Polaris Founders Capital Fund II, L.P.	***	$1,499,991.11	120,976
Vida Ventures II, LLC	***	$1,530,133.27	123,407
Vida Ventures II-A, LLC	***	$42,454.45	3,424
GC&H Investments, L.P.	***	$249,990.26	20,162
GC&H Investments A5, L.P.	***	$349,988.84	28,227

TOTAL		$96,599,856.12	7,790,889

A-2

EXHIBIT B

DISCLOSURE SCHEDULE

B-1

EXHIBIT C

SUMMARY OF TERMS OF REGISTRATION RIGHTS

Registrable Securities:	All shares of Aspen Common Stock received in exchange for Shares purchased pursuant to this Agreement (the “Exchange Shares”) and any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Exchange Shares, whether by merger, charter amendment or otherwise will be deemed “Registrable Securities”; provided, however that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a registration statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the 1933 Act, and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective registration statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the 1933 Act) and (C) such Registrable Securities becoming eligible for resale without volume or manner-of-sale restrictions by a non-affiliate and without current public information requirements pursuant to Rule 144.

Registration

No later than the 30th calendar day following the Closing Date, the Company[1] shall prepare and file with the SEC a registration statement covering the resale of all the Registrable Securities. The registration statement shall be on Form S-3 if such form is available for use by the Company, provided that if at such time the registration statement is on Form S-1, the Company shall use its best efforts to maintain the effectiveness of such registration statement until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC. The Company shall use commercially reasonable efforts to have the registration statement declared effective as soon as reasonably practicable after the filing thereof, but in any case not more than sixty (60) days following the filing thereof (or ninety (90) days in the event of a “full review” by the SEC); provided, however, that if the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comment, such date shall be fifth (5th) trading day following the date on which the Company is so notified (if such date precedes the dates otherwise required above).

Not less than five (5) Business Days prior to the filing of the registration statement, the Company will furnish to each selling stockholder a copy of the registration statement as proposed to be filed, which documents will be subject to the review of the selling

[1]	References to “the Company” mean Tectonic Therapeutic, Inc. prior to the Closing and the combined company after the Closing, as the context requires.

stockholders. The Company will notify the selling stockholders (which notice will be accompanied by an instruction to suspend the use of the registration statement) as promptly as reasonably possible (i) of the issuance by the SEC or other governmental authority of any stop order suspending the effectiveness of the registration statement, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, and (iii) of the occurrence of any event or passage of time that makes the financial statements included in a registration statement ineligible for inclusion therein or any statement made in the registration statement untrue in any material respect or that requires any revisions to the registration statement so that, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its commercially reasonable efforts to ensure that the use of the registration statement may be resumed as promptly as is practicable.

Expenses:	The Company will pay the registration expenses, including filing and printing fees, Company’s counsel fees and accounting fees and expenses, but excluding discounts, commissions and fees of underwriters, brokers, dealer managers or other similar securities industry professionals and legal fees incurred by holders of Registrable Securities.

Indemnification:	The Company shall indemnify, defend and hold harmless the selling stockholders and each of their respective officers, directors, agents, partners, members, managers, investment advisers and employees of each of them, each Person who controls any such selling stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, investment advisers and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees), expenses and disbursements, as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations or any action or inaction required of the Company in connection with any registration, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions (i) are based solely upon information regarding such selling stockholder furnished in writing to the Company by such selling stockholder expressly for use therein or (ii) are a result of a selling stockholder’s failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.